Exhibit 99.1

News Release

RAMBUS REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

•
Exceeded expectations for Q2 revenue and earnings
•
Achieved record quarterly product revenue of $81.3 million, up 43% year over year
•
Generated record quarterly cash from operations of $94.4 million

SAN JOSE, Calif. – July 28, 2025 – Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the second quarter ended June 30, 2025. GAAP revenue for the second quarter was $172.2 million, licensing billings were $66.4 million, product revenue was $81.3 million, and contract and other revenue was $22.3 million. The Company also generated $94.4 million in cash provided by operating activities in the second quarter.

“Rambus delivered a very strong Q2, with record product revenue and record cash generation reflecting the strength of our business model and execution,” said Luc Seraphin, president and chief executive officer of Rambus. “Our chip business continues to be a key growth engine for the company. With sustained leadership in DDR5 memory interface chips and growing traction for new products, we are well positioned to capitalize on the accelerating demand for high-performance computing and AI infrastructure and drive long-term profitable growth.”

Quarterly Financial Review - GAAP	Three Months Ended June 30,
(In millions, except for percentages and per share amounts)	2025	2024
Revenue
Product revenue	$81.3	$56.7
Royalties	68.6	56.4
Contract and other revenue	22.3	19.0
Total revenue	172.2	132.1
Cost of product revenue	32.4	22.8
Cost of contract and other revenue	0.6	1.0
Amortization of acquired intangible assets (included in total cost of revenue)	1.8	3.0
Total operating expenses (1)	74.4	65.0
Operating income	$63.0	$40.3
Operating margin	37%	31%
Net income	$57.9	$36.1
Diluted net income per share	$0.53	$0.33
Net cash provided by operating activities	$94.4	$70.4

(1)
Includes amortization of acquired intangible assets of approximately $0.2 million for the three months ended June 30, 2024.

Quarterly Financial Review - Supplemental Information(1)	Three Months Ended June 30,
(In millions)	2025	2024
Licensing billings (operational metric) (2)	$66.4	$61.5
Product revenue (GAAP)	$81.3	$56.7
Contract and other revenue (GAAP)	$22.3	$19.0
Non-GAAP cost of product revenue	$32.2	$22.7
Cost of contract and other revenue (GAAP)	$0.6	$1.0
Non-GAAP total operating expenses	$60.4	$53.4
Interest and other income (expense), net (GAAP)	$4.8	$4.0
Diluted share count (GAAP)	109	109

(1)
See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below.
(2)
Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

GAAP revenue for the quarter was $172.2 million. The Company also had licensing billings of $66.4 million, product revenue of $81.3 million, and contract and other revenue of $22.3 million. The Company had total GAAP cost of revenue of $34.8 million and operating expenses of $74.4 million. The Company also had total non-GAAP operating expenses of $93.2 million (including non-GAAP cost of revenue of $32.8 million). The Company had GAAP diluted net income per share of $0.53. The Company’s basic share count was 108 million shares and its diluted share count was 109 million shares.

Cash, cash equivalents, and marketable securities as of June 30, 2025 were $594.8 million, an increase of $80.4 million as compared to March 31, 2025, mainly due to $94.4 million in cash provided by operating activities, offset by $10.4 million paid for capital expenditures.

2025 Third Quarter Outlook

The Company will discuss its full revenue guidance for the third quarter of 2025 during its upcoming conference call. The following table sets forth the third quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (operational metric) (2)	$58 - $64	$58 - $64
Product revenue (GAAP)	$87 - $93	$87 - $93
Contract and other revenue (GAAP)	$22 - $28	$22 - $28
Total operating costs and expenses	$115 - $111	$98 - $94
Interest and other income (expense), net	$5	$5
Diluted share count	108.5	108.5

(1)
See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below.
(2)
Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

For the third quarter of 2025, the Company expects licensing billings to be between $58 million and $64 million. The Company also expects royalty revenue to be between $57 million and $63 million, product revenue to be between $87 million and $93 million, and contract and other revenue to be between $22 million and $28 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales and solutions licensing, among other matters.

The Company also expects operating costs and expenses to be between $115 million and $111 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $98 million and $94 million. These expectations also assume a tax rate of 20% and a diluted share count of 108.5 million, and exclude stock-based compensation expense of $15 million and amortization of acquired intangible assets of $2 million.

Conference Call

The Company’s management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call will be audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (866) 813-9403 (domestic) or (+1) 929-458-6194 (international) with ID# 136025.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the cost of product revenue and operating expenses as non-GAAP financial measures. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, impairment of assets, change in fair value of earn-out liability, and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Impairment of assets. These charges primarily consist of non-cash charges to property and equipment assets, which are excluded because such charges are non-recurring and do not reduce the Company’s liquidity.

Change in fair value of earn-out liability. This change is due to adjustments to acquisition purchase consideration. The Company excludes these adjustments because such adjustments are not directly related to ongoing business results and do not reflect expected future operating expenses.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 20 percent and 22 percent for 2025 and 2024, respectively, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies, that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a global semiconductor company dedicated to enabling the future of the data center and artificial intelligence (“AI”) by delivering innovative memory and security solutions that address the evolving needs of the industry. As a pioneer with 35 years of advanced semiconductor design experience, Rambus is at the forefront of enabling the next era of AI-driven computing, addressing the critical challenges of accelerating and securing data movement in the data center, edge, and client markets. Rambus is a leader in high-performance memory subsystems, offering a balanced and diverse portfolio of products encompassing chips and silicon intellectual property (IP). Focusing primarily on the data center, our innovative solutions maximize performance and security in computationally intensive systems. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the third quarter of 2025 and related drivers, and the Company’s ability to effectively manage market challenges. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Desmond Lynch

Senior Vice President, Finance and Chief Financial Officer

(408) 462-8000

dlynch@rambus.com

Source: Rambus Inc.

Rambus Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$87,759	$99,775
Marketable securities	507,066	382,023
Accounts receivable	107,077	122,813
Unbilled receivables	26,061	25,070
Inventories	38,603	44,634
Prepaids and other current assets	17,191	15,942
Total current assets	783,757	690,257
Intangible assets, net	13,615	17,059
Goodwill	286,812	286,812
Property and equipment, net	106,155	75,509
Operating lease right-of-use assets	19,302	21,454
Deferred tax assets	131,224	136,466
Income taxes receivable	121,297	109,947
Other assets	5,649	5,632
Total assets	$1,467,811	$1,343,136

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,157	$18,522
Accrued salaries and benefits	18,438	19,193
Deferred revenue	18,845	19,903
EDA tools software licenses liability	12,608	8,438
Operating lease liabilities	5,975	5,617
Other current liabilities	5,205	10,139
Total current liabilities	72,228	81,812
Long-term operating lease liabilities	21,961	24,534
Long-term income taxes payable	120,224	109,383
Long-term EDA tools software licenses liability	21,106	1,588
Other long-term liabilities	4,312	5,127
Total long-term liabilities	167,603	140,632
Total stockholders’ equity	1,227,980	1,120,692
Total liabilities and stockholders’ equity	$1,467,811	$1,343,136

Rambus Inc.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
Revenue:
Product revenue	$81,325	$56,692	$157,634	$107,052
Royalties	68,607	56,380	142,582	103,856
Contract and other revenue	22,277	19,066	38,657	39,101
Total revenue	172,209	132,138	338,873	250,009
Cost of revenue:
Cost of product revenue	32,418	22,779	63,001	42,827
Cost of contract and other revenue	631	1,000	1,177	1,555
Amortization of acquired intangible assets	1,721	3,052	3,434	6,108
Total cost of revenue	34,770	26,831	67,612	50,490
Gross profit	137,439	105,307	271,261	199,519
Operating expenses:
Research and development	46,331	40,525	88,951	77,884
Sales, general and administrative	28,115	24,402	56,173	50,229
Amortization of acquired intangible assets	—	187	—	382
Impairment of assets	—	1,071	—	1,071
Change in fair value of earn-out liability	—	(1,200)	—	(500)
Total operating expenses	74,446	64,985	145,124	129,066
Operating income	62,993	40,322	126,137	70,453
Interest income and other income (expense), net	5,228	4,400	10,084	8,987
Interest expense	(382)	(371)	(759)	(737)
Interest and other income (expense), net	4,846	4,029	9,325	8,250
Income before income taxes	67,839	44,351	135,462	78,703
Provision for income taxes	9,904	8,295	17,224	9,749
Net income	$57,935	$36,056	$118,238	$68,954
Net income per share:
Basic	$0.54	$0.33	$1.10	$0.64
Diluted	$0.53	$0.33	$1.09	$0.63
Weighted average shares used in per share calculation
Basic	107,586	107,721	107,412	107,906
Diluted	108,520	109,047	108,639	109,628

Rambus Inc.

Supplemental Reconciliation of GAAP to Non-GAAP Results

(Unaudited)

	Three Months Ended June 30,
(In thousands)	2025	2024
Cost of product revenue	$32,418	$22,779
Adjustment:
Stock-based compensation expense	(227)	(122)
Non-GAAP cost of product revenue	$32,191	$22,657

Total operating expenses	$74,446	$64,985
Adjustments:
Stock-based compensation expense	(14,006)	(11,528)
Acquisition-related costs and retention bonus expense	(84)	(12)
Amortization of acquired intangible assets	—	(187)
Impairment of assets	—	(1,071)
Change in fair value of earn-out liability	—	1,200
Non-GAAP total operating expenses	$60,356	$53,387

Rambus Inc.

Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates

(Unaudited)

2025 Third Quarter Outlook	Three Months Ended September 30, 2025
(In millions)	Low	High
Forward-looking operating costs and expenses	$115	$111
Adjustments:
Stock-based compensation expense	(15)	(15)
Amortization of acquired intangible assets	(2)	(2)
Forward-looking Non-GAAP operating costs and expenses	$98	$94